UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

 TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2007

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

TEXAS	0-22923	74-2763837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

The disclosure in Item 3.02 below is incorporated into this Item 1.01 by reference.

Item 3.02

Unregistered Sales of Equity Securities

 Effective as of April 2, 2007, by agreement between the Company and the holders of the Company's unsecured promissory notes, the principal of the notes in the aggregate amount of $650,000 and $23,614 in accrued interest were converted into 8,420,172 shares of the Company's common stock at a conversion price of $.08 per share.

The conversion was effected in reliance on Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder.  The Company believes that each investor was an accredit investor within the meaning of the Act and had reviewed all information about the Company necessary to make an informed investment decision.

Item 8.01

Other Events

On April 2, 2007, the Company issued a press release regarding the conversion described above.  A copy of the press release is attached as Exhibit 99.1

Item 9.01

Financial Statements and Exhibits

(c) Exhibits

99.1

Press Release issued by International Isotopes, Inc. dated April 2, 2007.

____________

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Isotopes, Inc.

Date: April 3, 2007	By: /s/ Steve T. Laflin Steve T. Laflin President and Chief Executive Officer